SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 7, 2010

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2010, Sun Bancorp, Inc. (the “Company”) entered into Securities Purchase Agreements with WLR SBI AcquisitionCo, LLC, an affiliate of WL Ross & Co. LLC (“WL Ross”), members and affiliates of the Bank’s founding Brown Family (the “Brown Family”), certain affiliates of Siguler Guff & Company, LP (the “Siguler Guff Shareholders”) and certain other institutional and accredited investors (the “Other Investors”) (collectively, the “Investors”) pursuant to which the Company will receive, subject to the terms and conditions thereof, a net equity investment of approximately $100 million after expenses.  Following the investments, it is anticipated that WL Ross will beneficially own 24.9% of the Company’s outstanding voting stock, the Brown Family will beneficially own approximately 29% of the Company’s outstanding voting stock and Siguler Guff will beneficially own 9.9% of the Company’s outstanding voting stock.  None of the Other Investors will beneficially own more than 2% of the Company’s voting securities.

The Securities Purchase Agreements provide, subject to certain conditions, for an initial investment by each Investor (the “First Closing”) in a specified number of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”).  The First Closing is subject to various conditions including the receipt of aggregate gross proceeds of $18,691,000 from the sale of the Common Stock to the Investors at the First Closing.  The Securities Purchase Agreements provide for a subsequent investment by the Investors (the “Second Closing”) in a specified number of shares of the Company’s newly authorized Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B, $1.00 par value per share (the “Series B Preferred Stock”).  The Second Closing is subject, among other conditions, to the condition that the Company receive aggregate gross proceeds of $82,026,000 from the sale of the Series B Preferred Stock to WL Ross, the Brown Family and the Siguler Guff Shareholders at the Second Closing.  The First and Second Closings are subject to various other conditions, including the concurrence of the staff of the Board of Governors of the Federal Reserve System that none of the Investors will be deemed to control the Company for purposes of the Bank Holding Company Act of 1956 or otherwise will be required to become a bank holding company.

By its terms and subject to certain anti-dilution adjustments, each share of the Series B Preferred Stock will automatically convert into shares of Common Stock at a conversion price of $4.00 per share after the Company’s shareholders approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 and approve the issuance of the Common Stock to WL Ross, the Siguler Guff Shareholders, the Brown Family and the Other Investors to the extent required by the rules of the NASDAQ Stock Market (the “Shareholder Approvals”).  Until such conversion, the Series B Preferred Stock will accrue semi-annual dividends at the rate of 14% per annum commencing upon issuance and first payable on the date that is 180 days from the date of issue.  If it has not been earlier converted, the Series B Preferred Stock is redeemable by the Company after the third anniversary of issuance in whole at a redemption price per share equal to the greater of (i) 125.0% of the sum of (A) the liquidation preference ($1,000), plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 110% of (A) the number of shares of Common Stock into which a share of Series B Preferred Stock would be convertible on the trading day immediately prior to the date fixed for redemption (assuming receipt of the Shareholder Approvals) multiplied by (B) the closing price of Common Stock on such trading day; provided that in no event will the redemption price exceed 150% of the amount determined in accordance with clause (i) above.  The terms of the Series B Preferred Stock are more fully described in the Form of Certificate of Amendment for the Series B Preferred Stock, which is filed as Exhibit 3.1.

The Company has agreed to grant certain indemnification and registration rights to the Investors.  The Company has additionally agreed not to declare any cash dividends (other than on the Series B Preferred Stock) from the First Closing until December 31, 2012.  The Investors have agreed not to transfer any securities acquired pursuant to the Securities Purchase Agreements for 18 months following the First Closing, except in certain limited circumstances.

WL Ross Agreement.  Subject to the terms and conditions of the WL Ross Securities Purchase Agreement (which is filed as Exhibit 10.1), WL Ross will purchase 1,812,500 shares of Common Stock at the First Closing for an aggregate purchase price of $7,250,000 and 42,626 shares of Series B Preferred Stock at the Second Closing for an aggregate purchase price of $42,626,000.  WL Ross’s First Closing is subject to the condition, among others, that the members of the Brown Family and their affiliates who own shares of the Company’s capital stock (the “Brown Shareholders”) shall have entered into an agreement (the “Investors Agreement”) with WL Ross and the Siguler Guff Shareholders providing, among other things, that for six years, the Brown Shareholders will not seek more than the greater of four seats or 28% of the seats on the board of the Company or its wholly owned subsidiary, Sun National Bank (the “Bank”) and providing reciprocal “tag along” sale rights to WL Ross, the Siguler Guff Shareholders and the Brown Shareholders in connection with certain sales of the Company’s securities by any of WL Ross, the Siguler Guff Shareholders or the Brown Shareholders.

Effective as of the First Closing, a representative of WL Ross will be named to each of the boards of directors of the Company and the Bank.  So long as WL Ross beneficially owns not less than 5.0% of the outstanding Common Stock after the First Closing and not less than 7.5% of the outstanding Common Stock after the Second Closing, WL Ross shall have the right to nominate one candidate to each of the boards of directors of the Company and the Bank at each election of directors.  In addition, so long as WL Ross is the beneficial owner of 6.0% or more of the outstanding Common Stock after the First Closing, WL Ross will have the right to have a representative attend board meetings in a non-voting observer capacity.  WL Ross will also be entitled to reimbursement of certain of its expenses.  As long as WL Ross and its affiliates own 5% or more of the outstanding Common Stock (including shares of Common Stock into or for which securities held by WL Ross may be converted or exercised), WL Ross and its affiliates may not acquire beneficial ownership of any additional voting securities of the Company if the acquisition would result in its having beneficial ownership of more than 24.9% of the Company’s outstanding Common Stock.

Siguler Guff Shareholders Agreement.  Subject to the terms and conditions of the Siguler Guff Shareholders Securities Purchase Agreement (which is filed as Exhibit 10.3), the Siguler Guff Shareholders will purchase 720,500 shares of Common Stock at the First Closing for an aggregate purchase price of $2,882,000 and 16,942 shares of the Series B Preferred Stock at the Second Closing for an aggregate purchase price of $16,942,000.  The Siguler Guff Shareholders’ First Closing is contingent on the Brown Shareholders and WL Ross entering into the Investor Agreement.  So long as the Siguler Guff Shareholders own not less than 6.0% of the Common Stock outstanding after the Second Closing, they will be entitled to have a representative attend meetings of the boards of directors of the Company and the Bank in a non-voting observer capacity.  The Siguler Guff Shareholders will be entitled to reimbursement of certain of their expenses.  As long as the Siguler Guff Shareholders and their affiliates own 5% or more of the outstanding Common Stock (including shares of Common Stock into or for which securities held by Siguler Guff may be converted or exercised), the Siguler Guff Shareholders and their affiliates may not acquire beneficial ownership of additional voting securities if the acquisition would result in their having beneficial ownership of more than 9.9% of the outstanding Common Stock.

Brown Family Agreement.  Subject to terms and conditions of the Brown Family Securities Purchase Agreement (which is filed as Exhibit 10.2), members of the Brown Family and certain affiliates will purchase 1,885,500 shares of Common Stock at the First Closing for an aggregate purchase price of $7,542,000 and 22,458 shares of Series B Preferred Stock at the Second Closing for an aggregate purchase price of $22,458,000.  Effective as of the First Closing, the Brown Family will have the right to four designees to the boards of directors of each of the Company and the Bank.  As long as the Brown Family and their affiliates own at least 7.5% of the outstanding Common Stock, the Brown Family will have the right to nominate four candidates for election as directors at each election of directors of the Company and the Bank.

Other Investors.  On July 7, 2010 the Company entered into Securities Purchase Agreements in the form filed herewith as Exhibit 10.4 with three Other Investors for the purchase of lesser amounts of Common Stock and Series B Preferred Stock on similar terms.

The foregoing description of the Securities Purchase Agreements and the Certificate of Amendment is a summary and does not purport to be a complete description of the terms of such documents.  The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein and the form of Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 3 - Securities and Trading Markets

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.  The shares to be issued and sold in the transaction described in Item 1.01 will be sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Section 8 - Other Events

Item 8.01                      Other Events

           On July 8, 2010, the Company issued a press release relating to the Securities Purchase Agreements, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the Company’s filings with the Securities and Exchange Commission.

Additional Information

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transactions contemplated herein.  The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies.  The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The Proxy Statement and other relevant documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to:  Robert B. Crowl, Chief Financial Officer, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibit

	No.	Description
	3.1	Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation - Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B of Sun Bancorp, Inc.

	10.1	Securities Purchases Agreement, dated as of July 7, 2010, between Sun Bancorp, Inc. and WLR SBI AcquisitionCo, LLC

10.2
Securities Purchase Agreement, dated as of July 7, 2010, between Sun Bancorp, Inc. and Bernard A. Brown, Sidney R. Brown, Jeffrey S. Brown, Anne E. Koons, the Four Bs, Interactive Logistics, LLC, National Distribution Centers, L.R. and National Freight, Inc.

10.3
Securities Purchase Agreement, dated as of July 7, 2010, between Sun Bancorp, Inc. and Maycomb Holdings II, LLC, Maycomb Holdings, III, LLC, Siguler Guff Distressed Opportunities Fund IV, LP and Siguler Guff Distressed Opportunities Fund IV (T), LP

	10.4	Form of Securities Purchase Agreement with Other Investors

	99.1	Press Release dated July 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: July 13, 2010	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer

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